VirTra’s Police Training Simulators Chosen by Three of the Largest U.S. Law Enforcement Departments

Dallas PD, San Francisco PD and Las Vegas’ Southern Desert Regional Police Academy Choose VirTra for Its Use of Force, De-Escalation and Active Shooter Simulation Training

TEMPE, Ariz., June 25, 2018 — VirTra, Inc. (Nasdaq:VTSI), a global provider of training simulators for the law enforcement, military, educational and commercial markets, today announced new contracts totaling more than $1.15 million with three of the largest law enforcement agencies in the United States. The Dallas Police Department, the San Francisco Police Department and the Southern Desert Regional Police Academy (SDRPA) in Las Vegas have selected VirTra’s V-300™ use of force, de-escalation and active shooter training simulator. The San Francisco Police Department also purchased the VirTra V-100™ system for additional throughput and marksmanship training. Together, the three police departments represent more than 6,000 officers who can begin training this month.

“Dallas, San Francisco and SDRPA each spent more than a year researching and vetting various training simulators and scenarios,” said Jason Mulcahy, general manager of VirTra, Inc. “Ultimately, they chose VirTra as the most immersive and effective training solution for their agency. The in-depth research each agency conducted shows they are demanding a higher level of simulation training for their officers.”

The VirTra V-300 offers a 300-degree training environment, teaching law enforcement officers to be aware of their entire surroundings. The systems offer hundreds of fully interactive branching scenarios that can convey body language and other non-verbal threat cues that teach and train officers. Each training scenario rigorously teaches, trains and tests officers critical thinking skills, weapons skills under pressure and psychological responses to the stresses of life-like situations. Training scenario averages between 25 and 85 different branching paths to resolution allowing for hundreds of possible outcomes per training scenario determined by the officer’s behavior. After each training session, the trainer reviews the officer’s response and de-briefs on what they felt, saw and heard and why and how they reacted.

The V-300 system integrates with VirTra’s patented Threat-Fire™ device, which enhances training effectiveness by delivering an adjustable electric impulse. Threat-Fire clips to the belt or vest of an officer, applying stress on the officer during training to simulate return fire or other real-world consequences.

Additionally, VirTra’s V-Author™ software allows trainers to create and edit content specific to their agency training objectives and environments. V-Author is capable of localizing scenarios, languages, dialects, skill drills, targeting exercises and firearms course-ware proven to be highly effective for training exercises. This tool allows agencies to take panoramic images of any local building, facility, neighborhood or street and drop that background into a VirTra scenario, customizing it to their training needs for true-to-life training.

About VirTra

VirTra is a global provider of training simulators for the law enforcement, military, educational and commercial markets. The Company’s patented technologies, software and scenarios provide intense training for de-escalation, judgmental use-of-force, marksmanship and related training that mimics real world situations. VirTra’s mission is to save and improve lives worldwide through realistic and highly-effective virtual reality and simulator technology. Learn more about the company at www.VirTra.com.

Forward-looking Statements

This news release includes certain information that may constitute forward-looking statements. Forward-looking statements are typically identified by terminology such as “could,” “may,” “will,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” “proposed,” “planned,” “potential” and similar expressions, or are those, which, by their nature, refer to future events. All statements, other than statements of historical fact, included herein, including statements about VirTra’s beliefs and expectations, are forward-looking statements. Forward-looking information is necessarily based upon a number of assumptions that, while considered reasonable, are subject to known and unknown risks, uncertainties and other factors which may cause the actual results and future events to differ materially from those expressed or implied by such forward-looking information. Although VirTra believes that such statements are reasonable, it can give no assurance that such forward-looking information will prove to be accurate. VirTra cautions investors that any forward-looking statements by the Company are not guarantees of future results or performance, and that actual results may differ materially from those in forward-looking statements as a result of various factors. Accordingly, due to the risks, uncertainties and assumptions inherent in forward-looking information, readers and prospective investors in the Company’s securities should not place undue reliance on forward-looking information. All forward-looking information contained in this press release is given as of the date hereof, and is based upon the opinions and estimates of management and information available to management as at the date hereof and is subject to change. The Company assumes no obligation to revise or update forward-looking information to reflect new circumstances, whether as a result of new information, future events or otherwise, except as required by law.

Media contact:
Susan Lehman
Slehman@virtra.com
(510) 599-6555

Investor relations contact:
Brett Maas
vtsi@haydenir.com
(646) 536-7331